Exhibit 99.1

News Release
For Immediate Release

ALASKA PACIFIC BANCSHARES, INC.
SHAREHOLDERS APPROVE MERGER
WITH NORTHRIM BANCORP, INC.

JUNEAU, Alaska, March 13, 2014 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today announced that its shareholders approved the Company’s proposed merger with Northrim BanCorp, Inc. (“Northrim”) at a meeting of the Company’s shareholders held on Tuesday, March 11, 2014. In addition, the Company’s shareholders also approved, on an advisory (nonbinding) basis, the compensation of certain executive officers of the Company in connection with the merger.

Completion of the transaction remains subject to the satisfaction of the remaining closing conditions contained in the merger agreement and regulatory approval.

About Alaska Pacific Bancshares

Alaska Pacific Bancshares, Inc. is the parent company of Alaska Pacific Bank, a federally chartered savings bank headquartered in Juneau, Alaska. Alaska Pacific offers a full range of banking services to individuals and businesses through five offices in Juneau (2), Ketchikan (2), and Sitka (1), Alaska. The Bank offers a wide range of business loans and is a leading SBA lender; is active in many types of consumer lending, including home equity loans, boat and vehicle loans; and is a regional leader in land development and construction loans.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Contact:	Julie M. Pierce		Craig E. Dahl
	Senior Vice President and CFO	or	President and CEO
	907-790-5135		907-790-5101